Exhibit 99.2

NOTICE OF REDEMPTION
to the holders of
5.5% Shared Preference Redeemable Securities
(CUSIP 873119200)
of
TXI CAPITAL TRUST I

The conversion privilege described below expires at 5:00 p.m., New York City time, on
February 21, 2007, the business day prior to the Redemption Date.

          NOTICE IS HEREBY GIVEN that, pursuant to Section 4.2 of the Amended and Restated Trust Agreement dated as of June 5, 1998 (the “Trust Agreement”), by and among Texas Industries, Inc., as depositor (the “Company”), The Bank of New York Trust Company, N.A., as successor institutional trustee and property trustee (the “Trustee”), the Delaware trustee named therein and the administrative trustees named therein, the Company has exercised its option to redeem $60 million aggregate principal amount of its 5.5% Convertible Subordinate Debentures due 2028 held by TXI Capital Trust I (the “Trust”), and the Trust will redeem $60 million aggregate liquidation amount of its currently outstanding 5.5% Shared Preference Redeemable Securities (the “Trust Securities”).

          The Trust Securities are held only in book-entry form through the Depository Trust Company (“DTC”). The Trust Securities to be redeemed shall be allocated on a pro rata basis based on liquidation amounts of the Trust Securities in accordance with DTC procedures.  A total of 1,200,000 Trust Securities (aggregate liquidation amount of $60 million) will be redeemed on February 22, 2007 (the “Redemption Date”), at a redemption price of $50.3896 per Trust Security, which is equal to $50.00 per Trust Security plus accrued and unpaid distributions to the Redemption Date (the “Redemption Price”).

          On the Redemption Date, the Redemption Price shall become due and payable on each Trust Security selected for redemption and distributions thereon shall cease to accrue on and after said date.

          Each Trust Security (liquidation amount $50 per security) is convertible into the Company’s common stock (the “Common Stock”) at the rate of 0.97468 shares of the Common Stock per Trust Security.  Prior to 5:00 p.m., New York City time, on February 21, 2007, holders of Trust Securities called for redemption may convert their securities into shares of Common Stock by delivering an irrevocable request to convert Trust Securities on behalf of such holder (the “Conversion Request”) either (i) to the Trustee, as conversion agent, in accordance with the terms of the Trust Agreement, or (ii) in accordance with DTC conversion procedures.

          Any Trust Securities outstanding on January 23, 2007 and converted into Common Stock before 5:00 p.m. New York City time on February 21, 2007, will be deemed securities selected for redemption on the redemption date, and holders will not be entitled to receive the redemption price for those securities, nor to have any other outstanding securities redeemed in lieu of the converted securities.

ALTERNATIVES AVAILABLE TO HOLDERS OF TRUST SECURITIES

          Holders of Trust Securities have the following alternatives:

          1.          Conversion of Trust Securities into Common Stock

          The Trust Securities may be converted at the option of the holder thereof at any time prior to 5:00 p.m., New York City time, on February 21, 2007 (the business day prior to the Redemption Date), into fully paid and nonassessable shares of the Common Stock at the rate of 0.97468 shares of Common Stock per Trust Security.  To effect such conversion, holders of Trust Securities must deliver a Conversion Request either (i) to the Trustee in accordance with Section 4.3 of the Trust Agreement, or (ii) in accordance with DTC conversion procedures.  The address of the Trustee is:

The Bank of New York Trust Company, N.A.
Global Trust Services
2001 Bryan Street, 9th Floor
Dallas, Texas 75201
Attention: Exchanges
By Facsimile (Eligible Institutions Only): (214) 468-6494
Toll free: (800) 275-2048

          ALTHOUGH NO ASSURANCE CAN BE GIVEN AS TO THE FUTURE MARKET PRICE OF THE COMMON STOCK, AS LONG AS THE MARKET PRICE OF THE COMPANY’S COMMON STOCK IS GREATER THAN $51.6987, UPON CONVERSION HOLDERS OF THE TRUST SECURITIES WILL RECEIVE SHARES OF COMMON STOCK (INCLUDING CASH PAID IN LIEU OF FRACTIONAL SHARES) HAVING A MARKET VALUE GREATER THAN THE AMOUNT OF CASH THAT THEY WOULD BE ENTITLED TO RECEIVE UPON REDEMPTION.  A market price above $51.6987 per share of Common Stock, when multiplied by the conversion rate of 0.97468 shares of Common Stock per Trust Security, provides a market value above the Redemption Price of $50.3896 per share.

          THE DEADLINE FOR CONVERSION OF THE TRUST SECURITIES IS 5:00 P.M., NEW YORK CITY TIME, ON February 21, 2007 (THE BUSINESS DAY PRIOR TO THE REDEMPTION DATE).  THE METHOD OF TRANSMITTING THE CONVERSION REQUEST IS AT THE OPTION AND SOLE RISK OF THE HOLDER.

          2.          Redemption of Trust Securities

          The Trust Securities selected for redemption that have not been converted into the Common Stock by 5:00 p.m., New York City time, on February 21, 2007 will be redeemed by the Trust on the Redemption Date for the Redemption Price.  From and after the Redemption Date, holders of Trust Securities will no longer have any rights as holders of Trust Securities, other than the right to receive payment of the Redemption Price.  So long as the Trust Securities are in book-entry-only form, by 12:00 noon, New York City time, on the Redemption Date, the Trustee will irrevocably deposit with DTC funds sufficient to pay the applicable Redemption Price and shall give the DTC irrevocable instructions and authority to pay the Redemption Price to the holders thereof.

          Holders of Trust Securities should be aware, however, that as long as the market price of the Company’s Common Stock remains above $51.6987 per share, the holders of Trust Securities who choose the conversion option will receive Common Stock having a market value greater than the cash they would be entitled to receive upon redemption.

          3.          Sale of Trust Securities through Brokerage Transactions

          The Trust Securities may be sold through a broker in the open market.  Any such sale should be made sufficiently in advance of February 21, 2007 to permit the buyer of such Trust Securities to exercise the conversion privilege.  Holders of Trust Securities should consult their brokers as to this procedure.

IMPORTANT INFORMATION FOR HOLDERS OF TRUST SECURITIES

Market Considerations

          On January 22, 2007, the reported last sale price of the Common Stock on the New York Stock Exchange (the “NYSE”) was $69.47 per share.  As long as the market price of the Common Stock is greater than $51.6987 per share, upon conversion holders of the Trust Securities will receive shares of Common Stock (including cash paid in lieu of fractional shares) having a market value greater than the cash that they would be entitled to receive upon redemption.

Federal Income Tax Considerations

          Backup Withholding. Payers making payments of principal due on Trust Securities may be obligated to withhold 28% tax from remittances to individuals who fail to provide such payer with a Substitute Form W-9. If a holder of any Trust Security does not currently have a Substitute Form W-9 on file with the Trustee, such holder who wishes to avoid the imposition of this withholding tax should complete and submit a Substitute Form W-9 with the redemption.  Consult your own tax advisor for additional guidance.  If backup withholding applies, withholding of 28% will apply on any payment made to the holder.  Backup withholding is not an additional tax.  Rather, the federal income tax liability of persons subject to backup withholding will be offset by the amount of tax withheld under backup withholding, provided the required information is furnished to the Internal Revenue Service in a timely manner.  If backup withholding results in an overpayment of federal income taxes, a refund may be obtained from the Internal Revenue Service provided the required information is furnished in a timely manner.  Certain holders (including, among others, certain corporations) are not subject to these backup withholding and reporting requirements.

          Income Tax Withholding. Payers making payments of interest due on Trust Securities may be obligated to withhold 30% tax from remittances to persons who are not “United States persons.”  The withholding tax may be reduced or eliminated by virtue of (a) an applicable income tax treaty, (b) the interest income being effectively connected with the conduct of a U.S. trade or business, or (c) the interest income being “portfolio interest.” Any person who is not a United States person but who is entitled to such a reduction or elimination should provide payer with appropriate documentation as required by applicable laws and regulations establishing such reduction or elimination. Such income tax withholding is not an additional tax. Rather, the federal income tax liability of persons subject to this withholding will be offset by the amount of tax withheld, provided the required information is furnished to the Internal Revenue Service in a timely manner.  If withholding results in an overpayment of federal income taxes, a refund may be obtained from the Internal Revenue Service provided the required information is furnished.

          This discussion does not address the federal income tax consequences to a holder of converting a Trust Security into the Common Stock, redeeming a Trust Security for cash or selling a Trust Security. The tax treatment to a holder may vary depending on such holder’s particular situation.  Holders of Trust Securities should consult their own tax advisors as to the federal, state and local tax consequences applicable to them upon conversion, redemption or sale of their Trust Securities.

          Failure to deliver a Conversion Request prior to 5:00 p.m., New York City time, on February 21, 2007, will automatically result in such Trust Securities selected for redemption being redeemed at the Redemption Price.

Information

          If you have questions regarding the redemption or conversion of the Trust Securities, please contact Mr. Ken Allen, Vice President and Treasurer, Texas Industries, Inc., 1341 W. Mockingbird Lane, Suite 700W, Dallas, TX 75247, telephone no. (972) 647-6730.

TXI CAPITAL TRUST I

/s/ Kenneth R. Allen

Kenneth R. Allen,
Administrative Trustee